Exhibit 99.1

   Bay Banks of Virginia, Inc.OTCQB: BAYKSubordinated Debt OfferingSeptember 23, 2019

 Offering Disclaimer  This Investor Presentation contains forward-looking statements. Words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company’s business based on the beliefs of, and certain assumptions made by, the Company’s management, many of which assumptions, by their nature, are inherently uncertain and beyond the Company’s control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, they may prove to be materially different from the results expressed or implied by such forward-looking statements. Factors that could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to: changes in interest rates and general economic conditions; the legislative/regulatory climate; monetary and fiscal policies of the U.S. Government, the quality or composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market area; acquisitions and dispositions; implementation of new technologies and the ability to develop and maintain secure and reliable electronic systems; tax and accounting rules, principles, policies and guidelines; and other risks and uncertainties described in the Company’s annual report on Form 10-K and, from time to time, in other reports filed with the Securities and Exchange Commission. Unless required by law, the Company also disclaims any obligation to update any forward-looking statements. Interested parties should not place undue reliance on any forward-looking statement and should carefully consider the risks and other factors that the Company faces.Certain of the information contained in this Investor Presentation may be derived from information provided by industry sources. The Company believes that such information is accurate and that the sources from which it has been obtained are reliable. The Company cannot guarantee the accuracy of such information, however, and has not independently verified such information.Except where information is provided as of a specified date, this Investor Presentation speaks as of the date hereof ¹. The delivery of this Investor Presentation will not, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date of this Investor Presentation. The Company is not making any implied or express representation or warranty as to the accuracy or completeness of the information summarized herein or made available in connection with any further investigation of the Company. The Company expressly disclaims any and all liability which may be based on such information, errors therein or omissions therefrom.This Investor Presentation contains certain non-GAAP financial measures which are provided to assist in an understanding of the Company’s business and its performance. These measures should always be considered in conjunction with the appropriate GAAP measure. Non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. For example, other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures or may use different non-GAAP financial measures to evaluate their financial condition or results of operations, either of which could reduce the usefulness of the non-GAAP financial measures contained in this Investor Presentation as tools for comparison. Reconciliations of the non-GAAP financial measures provided in this Investor Presentation to the most directly comparable GAAP measures can be found in the appendix of this presentation.  1) This Investor Presentation is dated as of September 23, 2019

 Terms of the Proposed Offering  Bay Banks of Virginia, Inc.  Issuer  Subordinated Notes  Security  $20 million  Amount  Fixed-to-Floating Rate  Structure  10 Years  Maturity  Callable After Year 5  Call Features  General corporate purposes, including the repayment of subordinated debt (which debt becomes callable in May 2020) and supporting capital levels at the bank  Use of Proceeds  Sandler O'Neill + Partners, L.P.  Sole Placement Agent  Egan-Jones Rated: BBB+  Rating  Regulation D Private Placement  Offering Type

 Company History  Bay Banks of Virginia, Inc. (the “Company” or “BAYK”) is the holding company for Virginia Commonwealth Bank (“VCB” or the “Bank”) and VCB Financial Group, Inc.With nearly 170 years of combined history as independent community banks, Bank of Lancaster and Virginia Commonwealth Bank (Legacy VCB) merged on April 1, 2017VCB currently has 18 banking offices and one loan production office located throughout the Richmond metro area, the Northern Neck and the Hampton Roads regions of VirginiaVCB’s focus is to serve businesses, professionals and consumers with a wide variety of financial services, including retail banking, commercial banking and mortgage lendingVCB Financial Group provides management services for personal and corporate trusts, including estate planning, estate settlement, trust administrations, wealth management and insurance servicesAs of June 30, 2019, the Company had $1.1 billion in assets, $910.5 million in net loans, $875.6 million in deposits and a market capitalization of $108.7 million

 Overview of Bay Banks of Virginia, Inc.  Headquartered in Richmond, Bay Banks of Virginia has $1.1 billion in assets and improving performance metricsThe Company is run by a management team with deep experienceInvestments in the vibrant Richmond and Virginia Beach markets are yielding strong results and creating opportunities for steady growth The Bank continues to see increased efficiencies with the benefits of scale resulting from the merger and subsequent growthThe focus of management (in the near term) is to continue to increase profitability through: shifting the loan mixgrowing noninterest-bearing depositslowering deposit costsmanaging expenses   Corporate Overview  Excludes troubled-debt restructurings (TDRs) and purchase credit impaired loans (PCI)Nonperforming assets defined as nonaccrual loans and other real estate owned; excludes troubled-debt restructurings (TDRs) and purchased credit impaired loans (PCI)Source: S&P Global Market Intelligence, Company Documents

 Deposit Market Share & Branch Footprint          Branch  LPO            MSA Deposit Market Share  Note: Deposit data as of June 30, 2019; dollars in thousandsSource: S&P Global Market Intelligence, FDIC, Company Documents

 Virginia Market Demographics Overview  ‘19 – ‘24Projected Population Growth (%)  ‘19 – ‘24Projected Household IncomeGrowth (%)  Note: Percent of deposit franchise pertains to top chart; deposit data as of June 30, 2019Source: S&P Global Market Intelligence  9.9%  Percent of Deposit Franchise  16.8%  6.2%  13.7%  3.2%  4.6%  9.4%  5.3%  1.6%  6.6%  2.8%  19.8%  56.5%  9.4%  100%  100%

2019 Accomplishments & Priorities

BAY BANKS of Virginia

2019 Accomplishments

- Shifted strategy to reduce overall residential mortgage portfolio through amortization and secondary market sales
  - Refinancing on-balance sheet loans to secondary market – generating secondary market fee income
  - Natural amortization is approximately $40 million annually
  - Creating capacity for higher yielding commercial relationships (1.00% - 1.50% increase in yield)
- Other noninterest expense initiatives (approximately $400K)
  - Branch workforce reduction
  - Residential mortgage staffing reduction
- Added deposit-focused relationship manager
- Branch closure
- Set incentives with heavier weighting on noninterest-bearing deposit generation
- Began decreasing deposit costs on both non-maturity and time deposits
- Moved to common bank and holding company board members

2019 Priorities

- Profitable growth following three-year strategic plan to achieve ROAA in the range of 1.00% - 1.25% by 2021
- Team and community development
- Enhance business diagnostics and reporting capabilities (e.g. KPIs)
- Enhance technology offerings to customers
- Develop strategy to enhance deposit generation
- Noninterest expense control

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2018 Accomplishments

BAY BANKS of Virginia

- Enhanced management team and associates in all critical areas
- Combined multiple cultures into "One Bank, One team"
- Finalized a three-year strategic plan, charting a path of growth and increased earnings
- Grew balance sheet to begin to realize leverage
- Implemented new Enterprise Risk Management (ERM) platform
- Refreshed Capital Plan incorporating the Company's risk profile rooted in new ERM framework
- Completed implementation of SOX 404(b), strengthening internal controls
- Implemented a new Software Defined Wide Area Network (SD-WAN), improving the reliability of the Company's network
- VCB Financial Group entered into a partnership with the largest independent trust operator in the U.S., resulting in a more efficient trust operating model and shifted focus to sales

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 Balance Sheet Trends  Total Assets  Total Net Loans  Book Value Per Share  Total Deposits  Note: Dollars in millions, except per share dataReconciliations of tangible book value per share, which is a non-GAAP financial measure, to the most directly comparable GAAP measure can be found in the appendix of this Investor PresentationSource: S&P Global Market Intelligence, Company Documents  Legacy VCB    Legacy VCB    Legacy VCB    Book Value Per Share    Tangible Book Value Per Share¹

 Improving Profitability  Return on Average Assets  Return on Average Common Equity  Efficiency Ratio  Net Interest Margin  Adjustments to net income include one-time expenses related to the merger and severance costs of $575k in 2016 and $2.0mm in 2017, merger-related expenses and costs incurred for early retirement program of $846k in 2018; tax affected at a 34% tax rate in 2016 and 2017 and 21% in 2018; YTD data as of June 30, 2019. Reconciliations of these adjusted profitability measures, which are non-GAAP financial measures, to the most directly comparable GAAP measures can be found in the appendix of this Investor PresentationIn the merger in 2017, BAYK acquired a pool of consumer loans held by Legacy VCB. Following the merger, the Company purchased additional consumer loan portfolios in 2017. As the Company finalized its purchase accounting on Legacy VCB, it determined that it required a larger fair value mark on this portfolio. Given this, the Company recorded additional provision on the post-acquisition consumer portfolio. As of June 30, 2019, the remaining balance of the consumer portfolio was less than $10 million and is expected to be insignificant within the next 12 monthsSource: S&P Global Market Intelligence, Company Documents  Adjusted ¹      As Reported  Adjusted ¹      As Reported  Adjusted ¹      As Reported

 Noninterest Income / Expense  Noninterest Expense / Avg. Assets  Noninterest Income / Avg. Assets  Note: Change in noninterest income / average assets from 2016 to 2017 is a result of increased assets due to the merger; adjusted noninterest expense excludes merger-related expenses, severance and costs incurred for early retirement. Reconciliations of adjusted noninterest expense, which is a non-GAAP financial measure, to the most directly comparable GAAP measure can be found in the appendix of this Investor PresentationSource: S&P Global Market Intelligence, Company Documents  Primary Sources of Noninterest Income:Trust and Wealth Management feesServices charges and other bank fees1-4 Family portfolio servicing and secondary market sales  Adjusted      As Reported

 Loan Composition Trends  Historical Loan Composition  Source: S&P Global Market Intelligence, Company Documents

 CRE and C&I Portfolio  Non Owner Occupied CRE  C&I and Owner Occupied CRE  Note: Dollars in millionsThese loans are part of a set of purchased loan pools. As of June 30, 2019, the Bank had approximately $122.9 million of wholesale purchased loans and $65.6 million of participationsSource: Company Documents

 C&D Portfolio  Construction & Development  Note: Dollars in millionsSource: Company Documents

 Recent Development: Wind Down of Richmond-based Firm and Impact to NPAs  Situation Overview  Nonperforming assets defined as nonaccrual loans and other real estate owned; excludes troubled-debt restructurings (TDRs) and purchased credit impaired loans (PCI)Texas Ratio defined as the sum of nonaccrual loans, loans past due 90 days or more and still accruing, real estate owned and repossessed assets as a percent of tangible equity and loan loss reservesSource: S&P Global Market Intelligence, Company Documents  A top 200 ranked Richmond-based law firm with approximately $120 million in revenue for 2018, received a loan from an ABL firm in December of 2017. The Bank participated in the loan (60%). In August of 2019, the firm announced it will wind down its operations and subsequently filed for Chapter 11 bankruptcy on September 3, 2019As of June 30, 2019, the Bank had an exposure of $5.8 million to the law firmSince the wind-down announcement, the law firm has paid down $2.4 million on the Bank’s portion of the loan, leaving the Bank with a $3.4 million balance as of September 19, 2019The combined outstanding balance is $5.7 million (the Bank’s share is $3.4 million)BAYK has a senior position and, as of September 19, 2019, expects to be repaid through the liquidation of receivables outstanding

 Historical Asset Quality  NPAs¹ / Assets  NPLs² / Gross Loans  Texas Ratio³  Loan Loss Reserves / Gross Loans  Nonperforming assets defined as nonaccrual loans and other real estate owned; excludes troubled-debt restructurings (TDRs) and purchased credit impaired loans (PCI)Excludes troubled-debt restructurings (TDRs) and purchase credit impaired loans (PCI)Texas Ratio defined as the sum of nonaccrual loans, loans past due 90 days or more and still accruing, real estate owned and repossessed assets as a percent of tangible equity and loan loss reservesSource: S&P Global Market Intelligence, Company Documents  Pro Forma For Credit outstanding as of September 19, 2019

 Deposit Composition  Historical Deposit Composition  Note: Change in noninterest-bearing demand from 2018Y to 2019Q2 includes the reduction of $8 million of holding company funds being contributed to the Bank as capitalSource: S&P Global Market Intelligence

 Securities Portfolio  Portfolio Composition  Note: Financial data as of June 30, 2019Source: Company Documents  Excluding corporates, nearly all holdings are investment grade rated or FDIC-insured

 Interest Rate Sensitivity  Net Interest Income at Risk as of June 30, 2019  Economic Value at Risk as of June 30, 2019  Source: Company Documents; Bank only

 Capital Positioning of the Bank  Tier 1 Leverage Ratio  Total Capital Ratio  Tier 1 Ratio  Source: S&P Global Market Intelligence  Bank Level     Bank Level     Bank Level

 Current and Pro Forma Capital Ratios  $20 million offering$10 million down-streamed to Virginia Commonwealth BankRemaining net proceeds will be kept at the holding company for interest coverage expense and to pay off existing subordinated notes after they become callable in May 2020  Key Offering Assumptions  Pro Forma Bank Level Capital Ratios  Pro Forma Consolidated Capital Ratios¹  Estimated consolidated capital ratiosNote: Capitalization tables does not reflect pay off of existing subordinated notes; notes are not callable until May 2020; financial data as of June 30, 2019

Double Leverage & Interest Coverage

BAY BANKS of Virginia

(Dollars in thousands)

Assumptions	
Subordinated Debt Issuance Amount	$20,000
Gross Spread	3.00%
Additional Expenses	$100
Net Proceeds	$19,300
% of Net Proceeds Downstreamed to Bank[1]	52%
Interest Rate[2]	5.75%

Double Leverage

	For the Year Ended		For the Quarter Ended		Additional	Pro Forma
	2017	2018	2019 Q1	2019 Q2	Equity	2019 Q2
Investment in Subsidiaries[3]	$96,444	$109,653	$121,139	$123,107	$10,000	$133,107
Consolidated Equity	$114,554	$117,476	$119,937	$122,617	–	$122,617
Double Leverage Ratio	**84.19%**	**93.34%**	**101.00%**	**100.40%**		**108.56%**

Interest Coverage

	For the Year Ended		For the Quarter Ended		Additional	Pro Forma
	2017	2018	2019 Q1	2019 Q2	Interest Payment	2019 Q2
Total Deposit Interest	$4,513	$7,992	$2,809	$3,088	–	$3,088
Other Borrowing Interest	$1,488	$2,233	$844	$756	$288	$1,044
Total Interest Expense	$6,001	$10,225	$3,653	$3,844	–	$4,132
Pre-tax Income	($475)	$4,411	$1,829	$2,118	–	$1,831
Interest Coverage (including deposit expense)	**0.92x**	**1.43x**	**1.50x**	**1.55x**		**1.44x**
Interest Coverage (excluding deposit expense)	**0.68x**	**2.98x**	**3.17x**	**3.80x**		**2.75x**

1) Assumes Company intends to retain $10 million of gross proceeds at the holding company to cover two years of the new subordinated debt interest payments and to pay down current $7.0 million of subordinated notes callable May 2020; remaining capital of $10 million down-streamed to the Bank
2) Interest rate of 5.75% is an assumed rate for illustrative purposes only
3) Equity investment in nonbank subsidiary for 2019 Q1 is assumed to be equal to the amount of equity investment in nonbank subsidiary for 2018 year end

Source: S&P Global Ma1rket Intelligence

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Appendix

 Randal R. “Randy” Greene – Vice Chairman, President & Chief Executive OfficerMr. Greene is the President and CEO of Bay Banks of Virginia. He serves on the Boards of Bay Banks, Virginia Commonwealth Bank and VCB Financial Group. He joined the family of companies in the fall of 2011. Randy received his Bachelor of Business Administration from East Tennessee State University in 1982 and began his banking career in 1984. Prior to joining Bay Banks, Randy was a Regional President of State of Franklin Bank, a division of Jefferson Federal Bank in Johnson City, Tennessee. From 1996 to 2008, he was President and CEO, Director and Founder of State of Franklin Savings Bank and Chairman of its Executive Committee. Randy has substantial knowledge of successfully growing a community bank with experience in all areas of banking, including managing multiple teams, as a senior credit officer with years of direct experience working with regulatory agencies, 25 years of lending experience, and has been directly responsible for managing the asset quality of a $350 million community bank. He was awarded 2015 Outstanding Alumni for the College of Business at Eastern Tennessee State University.C. Frank Scott, III – Chairman of the Board & President of Virginia Commonwealth BankMr. Scott is currently the Chairman of the Board, Chairman of VCB Financial Group and President of Virginia Commonwealth Bank. Before the merger with Virginia Bancorp, he was the Chief Executive Officer of Virginia Commonwealth Bank and served on the Board since 1987. He worked at Virginia Commonwealth Bank since 1999, before becoming CEO in 2011. He is the past President of the Petersburg Lions Club, the Southside Virginia Association of Realtors, and the Tri Cities Independent Insurance Agent’s Association. He is currently a Member of the Board of the Appomattox Educational Foundation, the Prince George Alliance for Education Association, and the Richard Bland College Foundation. He is a Member of Redeemer Lutheran Church in Midlothian, Virginia and currently serves as a Member of the Board and as Treasurer. He received his BS degree in Finance from Virginia Tech in 1974 and his MA from the Charles F. Dolan School of Business at Fairfield University in Fairfield, Connecticut in 2003.Judy C. Gavant, CPA – Chief Financial OfficerMs. Gavant joined in March 2018 as Chief Financial Officer of Bay Banks of Virginia, Virginia Commonwealth Bank and VCB Financial Group. She brings more than 36 years experience in accounting, taxation, finance, and M&A. Ms. Gavant most recently served as Senior Vice President, Controller, and Chief Accounting Officer at Xenith Bankshares, Inc., which grew from $350 million in assets to over $3.0 billion in assets during her seven-year tenure. Prior to Xenith, Ms. Gavant served in a variety of leadership roles with both early-stage businesses and Fortune 500 corporations. She began her career with PriceWaterhouseCoopers LLP, where she served in the firm’s audit and tax practices over a nine-year period, and holds a BS in Accounting from Louisiana State University and a MS in Taxation from Virginia Commonwealth University. Ms. Gavant is a licensed CPA in Virginia and Texas.   Leadership

 Douglas F. Jenkins, Jr. – Chief Banking OfficerMr. Jenkins serves as Executive Vice President and Chief Banking Officer of Virginia Commonwealth Bank and Bay Banks of Virginia. Prior to the merger with Virginia Bancorp, he was Executive Vice President and Chief Banking Officer of Bank of Lancaster. Mr. Jenkins served as Senior Vice President of Bank of Lancaster from December 2009 until December 2011 and served as Senior Lending Officer from May 2008 until April 2013. From June 2011 until April 2013, he served as Retail Delivery Administrator. Prior to joining Bank of Lancaster in 2006 as a Vice President and Business Development Officer, Mr. Jenkins was a Vice President at SunTrust Bank, where he was a member of its Financial Institutions Group.Andrew G. Ferguson – Chief Credit Officer Mr. Ferguson a 33-year banking veteran, has joined Virginia Commonwealth Bank as Executive Vice President, Chief Credit Officer. Prior to joining Virginia Commonwealth Bank, Mr. Ferguson began his banking career in Richmond at First Market Bank. He most recently served as Chief Credit Officer at The Heritage Bank in Georgia and previously worked as Executive Vice President, Chief Credit Officer at First Capital Bank in Richmond.  Mr. Ferguson is a graduate of the University of Virginia and earned an MBA in Economics from the University of Richmond – Robins School of Business.C. Rodes “Dusty” Boyd, Jr. – Chief Lending Officer Mr. Boyd has served as Executive Vice President and Chief Lending Officer of Virginia Commonwealth Bank since April 2017. Mr. Boyd joined Virginia Commonwealth Bank in April 2011 as Executive Vice President and Chief Credit Officer, a role he served in until July 2012. Prior to joining Virginia Commonwealth Bank, Mr. Boyd was a Vice President in Commercial Banking with The Bank of Richmond and Gateway Bank from 2002 until 2009, and was the Richmond Market President for the Bank of Hampton Roads from March 2009 through December 2010. Mr. Boyd is currently serving a two-year term as Chairman of the Lending Executive Committee for the Virginia Bankers Association. Mr. Boyd is a graduate of the Virginia Military Institute and earned an MBA in Economics from the University of Richmond– Robins School of Business.  Leadership (continued)

 Leadership (continued)  William (Bill) J. Callaghan – Chief Administrative OfficerA 38-year banking veteran, Mr. Callaghan joined Virginia Commonwealth Bank in March 2018 as Executive Vice President, Chief Administrative Officer. In this position, he is one of our executives who oversees day-to-day administrative operations of our Bank, which includes deposits, loans, mortgages, wealth management, human resources and compliance. Mr. Callaghan has over 35 years of progressive management experience within the financial services industry. He has been responsible for managing and overseeing 15+ core system conversions successfully. Mr. Callaghan most recently served as Senior Vice President, Chief Information Officer of Xenith Bank in Richmond. He was one of the original members of their Executive Team to assist in the start-up of Xenith. One of his initial tasks was to build the Technology and Operations platform. Mr. Callaghan built the infrastructure to be scalable and flexible to support a fast growing multi-billion-dollar financial institution without compromising on efficiency, productivity or security.  Eric F. Nost – President & Chief Executive Officer of VCB Financial Group Mr. Nost, a financial services executive with over 30 years experience, leads Bay Banks’ wealth management subsidiary, VCB Financial Group, as President and CEO. Prior to Bay Banks, he managed a bank-owned investment firm, C&F Wealth Management Corp., building it to over $400 million in assets under management. A U.S. Navy veteran, Mr. Nost is a graduate of Virginia Military Institute, earned an MBA degree from Liberty University, and is a Certified Financial Planner.

 Non-GAAP Reconciliation  Note: Set forth above are calculations of each of the non-GAAP financial measures included in the presentation. Management believes that these non-GAAP measures are meaningful because management uses them to assess the financial performance of the Company. Calculations of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies

   www.baybanks.comwww.vcb.bank  Contact InformationRandy GreeneVice Chairman, President & Chief Executive Officer804-435-4102Randal.Greene@vcb.bankJudy GavantExecutive Vice President & Chief Financial Officer804-518-2606Judy.Gavant@vcb.bank